CONSENT OF RICHARD WHITE

The undersigned hereby consents to:

(i)

the filing of the disclosure of scientific or technical information concerning mineral projects (the “Technical Disclosure”) in the Annual Information Form for the period ended December 31, 2014 (the “AIF”) of Energy Fuels Inc. (the “Company”) filed as an exhibit to the Company’s Form 40-F Annual Report for the period ended December 31, 2014, and any amendments thereto (the “Form 40-F”), filed with the United States Securities and Exchange Commission (the “SEC”);

(i)	the incorporation by reference of such Technical Disclosure in the 40-F and the AIF into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”);

(ii)

the incorporation by reference of such Technical Disclosure in the AIF into the Company’s Management Information Circular (the “MIC”) which was included as an exhibit to the Company’s Form 6-K (the “6-K”) filed with the SEC on May 26, 2015 into the S-8; and

(iii)	the use of my name in the AIF, the 40-F, the 6-K, the MIC and the S-8.

/s/ Richard White
Richard White

Date: June 23, 2015